Exhibit 10.30

July 10, 2012

Dear Mr. Ilkan Cokgor

We are pleased to offer you a job as the Executive VP of Sales and Marketing. We trust that your knowledge, skills and experience will be among our most valuable assets.

Should you accept this job offer, you’ll be eligible to receive the following when you begin your employment with us.

•                     Salary: Your Annual salary is USD 220,000 in accordance with the Company’s standard payroll practice and subject to applicable withholding taxes. Because your position is exempt from overtime pay, your salary will compensate you for all hours worked.

•                     Bonus:  30% of basic yearly salary per achievement of KPIs as determined by the CEO and the Board of Director (BOD).

•                     Stock Options:  Stock options to be approved by the BOD at the 1st Board meeting after your joining us: 100,000 shares vested over 4 years (25% cliff vesting per year).

•                     Benefits:

•                  We will provide a leased company car with the price of around NT$1,500,000 (Toyota Camry) for you. We will take care of car insurance/Maintenance.

•                  We will provide housing subsidy of NT$ 40,000 per month

•                  We will help you to get Work Permit to work in Taiwan. Company will pay expenses for those paper works. Company will pay expenses for Taiwan Alien Resident Certificates for you and your spouse and your kids.

•                  After you are employed by us for 6 months, if SemiLEDs terminates your employment without cause or due to merger or restructuring, we would pay you 3 months of salary.

•                  Vacations and time-off days will be provided based on ROC’s Labor Law.

•                  We will enroll you , your spouse and your kids in Taiwan government’s standard medical plan

•                  You will also be entitled, during the term of your employment , to other employee benefits as we may offer from time to time, subject to applicable eligibility requirements.

•                  Company will provide you a Mobile phone for business usage

We hope that you’ll accept this job offer and look forward to welcoming you aboard. Feel free to call me if you have questions or concerns.

Sincerely,

/s/ Trung Tri Doan

Trung Tri Doan

Chairman & CEO

SemiLEDs Optoelectronics Co., Ltd.

Attachment to Mr. Ilkan Cogkor - Offer letter:

Acceptance

I hereby accept employment on the conditions set forth in this letter, and I can start my employment on (Date) August 14, 2012.

Signed by:	/s/ Ilkan Cogkor	Date: